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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our reports dated April 29, 2005, accompanying the financial statements included in the Current Report of @Road, Inc. On Form 8-K/A for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  GRANT THORNTON UK LLP

Cambridge, UK
August 18, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM